Exhibit 99.1

BioSig Technologies, Inc. and Streamex Exchange Corporation Announce Definitive Agreements for up to $1,100,000,000 ($1.1B USD) in Growth Financing to Launch Gold Backed Treasury Management Strategy and to Rapidly Expand RWA Tokenization for the Commodities Markets

●	BioSig Technologies, Inc. (Nasdaq: BSGM), which recently merged with Streamex Exchange Corporation (“Streamex”) to become one of largest public holders of gold bullion.
●	Streamex’ proprietary real-world asset (the “RWA”) platform will bring the approx. $142 trillion commodities market on the blockchain powered by Streamex & Solana.
●	The transaction was led by:
○ Cantor Fitzgerald & Co., Clear Street LLC and Needham & Company, LLC acting as placement agents; and
○ CIBC World Markets acting as Strategic Advisor to the BSGM board of directors and management.

Vancouver, BC & Los Angeles, CA , July 7, 2025 (PRNewswire) — BioSig Technologies, Inc. (“BioSig” or the “Company”), which recently merged with Streamex Exchange Corporation (“Streamex”) (Nasdaq: BSGM), announced today that the Company has entered into definitive agreements with a leading institutional investor for up to US$1.1 billion in growth financing, positioning the Company to become one of Nasdaq’s largest public holders of gold bullion. This transaction positions the Company to capitalize on its goal of reshaping the future of global finance by beginning to bring the approx. $142 trillion commodities market on chain through real world asset tokenization.

Streamex & BioSig signed a definitive agreement for the sale of US$100,000,000 in senior secured convertible debentures and a US$1,000,000,000 Equity Line of Credit. The debentures have a maturity date of 24 months after issuance, accrue interest at 4% per annum, which will increase to 18% per annum upon the occurrence of an event of default, until such event of default is cured. The debentures will be purchased at a purchase price of 96% of their principal amounts. The debentures are convertible into shares of the Company’s common stock, and the Company and certain of its subsidiaries are granting a first priority lien on and security interest in some of their respective assets as security for the Company’s obligations under the debentures. Under the equity line of credit, the Company has the right, but not the obligation, to sell common stock to the investor for up to $1,000,000,000 over 36 months. The Company has agreed to file a registration statement with the Securities and Exchange Commission to register the shares of common stock that are issuable upon conversion of the debentures and that may be sold under the equity line of credit (the “Resale Registration Statement”).

The offering of US$75 million in senior secured convertible debentures and the equity line of credit is expected to close on or about October 7, 2025, subject to obtaining certain approvals of the Company’s shareholders as required by Nasdaq listing rules, and to other customary closing conditions. The remaining US$25 million in senior secured convertible debentures is expected to close subject to obtaining certain closing conditions, including the effectiveness of the Resale Registration Statement. The Company believes that this transaction will secure its position as a gold treasury company and anticipates a continued investment in RWA blockchain technology. The Company looks ahead to securing substantial financial flexibility and seizing opportunities within its core markets.

Cantor Fitzgerald & Co., and Clear Street LLC acted as co-lead placement agents, with Needham & Company, LLC acting as co-placement agents (collectively, the “Placement Agents”). CIBC World Markets acted as financial advisor to the BioSig board of directors and management. Sichenzia Ross Ference Carmel LLP is serving as legal counsel to the Company. Reed Smith LLP is serving as legal counsel to the Placement Agents.

BioSig CEO and Streamex Co-Founder Henry McPhie, says, “This financing marks a pivotal moment not only for Streamex and BioSig, but for the evolution of global financial markets. By combining the value of physical gold with the innovation of blockchain, we are building a company grounded in what we believe to be the world’s most trusted store of value while enabling a scalable, high-return business model through tokenization. Our mission is to unlock liquidity, transparency, and accessibility across the $142 trillion commodities market, and this milestone is just the beginning.”

Co-Founder of Streamex and Chairman of BioSig, Morgan Lekstrom added, “The on-chain integration of gold and commodities represents a transformative evolution in global finance. While many treasury models exist, the approach pioneered by Streamex and BioSig combining physical gold with a scalable, revenue-generating tokenization platform introduces an entirely new value proposition for token holders. This is a landmark innovation, and we are committed to demonstrating to the market and our shareholders the full potential of this platform to redefine how real-world assets are accessed, valued, and monetized.”

Streamex believes RWA tokenization, and gold tokenization especially, will be more important than Bitcoin, driven by positive gold price outlook and anticipated rapid adoption of tokenization of RWAs by traditional financial institutions. Daily trading volume in gold bullion is $233 billion, 4.5 times greater than the $55 billion daily trading volume of Bitcoin, according to the World Gold Council, and the total market for gold is over 11x larger. The total addressable market (TAM) for RWA tokenization is projected to reach $16 trillion by 2030, according to global consulting firm Boston Consulting Group and ADDX, the digital exchange for private markets. Streamex is uniquely positioned as a first mover in the commodities and $22 trillion gold market.

The Company intends to hold significant quantities of gold bullion, secured through allocated vaulting with a top-tier bullion bank, with denominating the majority of its balance sheet in vaulted physical gold rather than fiat currency. Streamex believes that combining gold holdings with its Solana blockchain-enabled tokenization technology will support a scalable recurring revenue model and drive attractive returns. The Company’s integrated technology platform and gold-backed balance sheet are expected to position it strongly to fund and issue a variety of gold-related tokens. These tokens aim to provide efficient, low-cost access to gold investments while also supporting gold-related financing structures, offering the potential for returns that outperform traditional bullion holdings.

Strategic Advisor and mining financier Frank Giustra stated, “We believe gold is the ultimate hedge against financial, economic, monetary, and geopolitical risks. Its recent performance reflects the current state of the world across these dimensions, and by all accounts, it still has significant potential for growth. We think this gold bull market has only just begun.”

Strategic Advisor and mining entrepreneur Sean Roosen added, “I truly believe Streamex is the next evolution in mining finance, like royalty/streaming companies and ETFs in the past, but with greater reach. It opens a new channel for funding and investor access to commodity and mining assets, using modern tools to solve old problems, attracting capital, increasing transparency, and supporting project development. Built by a team with deep industry experience, Streamex will be a game-changer for how mining connects with the next generation of investors.

Streamex’s executive and leadership team, led by CEO Henry McPhie and Chief Investment Officer Mitch Williams, brings extensive expertise across crypto, technology, institutional investing, and scaling multi-billion-dollar companies. Their backgrounds include leadership roles at OppenheimerFunds, Credit Suisse, Wafra Inc., Laconic, Rio Tinto, NexMetals and Freeport McMoRan. The company is also backed by a world-class group of strategic advisors, including renowned entrepreneur Frank Giustra, Osisko Group Co-Founder Sean Roosen, tech and commodities investor Mathew August, and Parcl Co-Founders Trevor Bacon and Kellan Grenier.

About BioSig Technologies, Inc. (BSGM)

BioSig Technologies, Inc. is a medical device technology company with an advanced digital signal processing technology platform, the PURE EP™ Platform that delivers insights to electrophysiologists for ablation treatments of cardiovascular arrhythmias.

The PURE EP™ Platform enables electrophysiologists to acquire raw signal data in real-time—absent of unnecessary noise or interference—to maximize procedural success and minimize unnecessary inefficiencies. As physician advocates, we believe that the ability to maintain the integrity of intracardiac signals with precision and clarity without driving up procedural costs has never been more pertinent.

About Streamex Exchange Corporation

A wholly-owned subsidiary of BioSig Technologies, Inc., Streamex is a real-world asset (RWA) tokenization company focused in the commodities space. With the goal of bringing commodity markets on chain, Streamex has developed primary issuance and exchange infrastructure that will revolutionize commodity finance. Streamex is led by a group of highly successful and seasoned executives from financial, commodities and blockchain industries.

Streamex believes the future of finance lies in tokenization, innovative investment strategies, and decentralized markets. By merging advanced financial technologies with blockchain transparency, Streamex has created infrastructure and solutions that enhance liquidity, accessibility, and efficiency. Streamex’s goal is to bridge the gap between traditional finance and the digital economy, unlocking new opportunities for investors and institutions worldwide.

Strategic Advisor

About CIBC Capital Markets:

CIBC is a leading North American financial institution with a well-diversified suite of businesses spanning Personal and Business Banking, Commercial Banking and Wealth Management, and Capital Markets. With a team of 48,000 employees, CIBC provides a full range of financial products and services to more than 14 million personal, business, public sector, and institutional clients in Canada, the United States, and around the world. CIBC Capital Markets acted as strategic advisor to the company’s management and board in connection with this transaction. Learn more at https://cibccm.com/en/.

Terms and Conditions

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in the United States or any other state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Additional Information and Where to Find It

A meeting of stockholders of BioSig Technologies, Inc. (the “Company”) will be announced as promptly as practicable to seek stockholder approval of certain aspects of the proposed financing transactions, as required under Nasdaq listing rules. The Company intends to file a preliminary and definitive proxy statement, as well as other relevant materials, with the Securities and Exchange Commission (the “SEC”) relating to the proposed transaction. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the meeting. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company expects to file with the SEC in connection with the proposed transactions. THE COMPANY URGES INVESTORS TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND OTHER MATERIALS FILED WITH THE SEC OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTIONS. Any vote in respect of resolutions to be proposed at the Company’s meeting should be made only on the basis of the information contained in the proxy statement.

Investors will be able to obtain free copies of the proxy statement (when available) and other documents filed by the Company with the SEC at www.sec.gov or through the Investors portion of the Company’s website at https://ir.biosig.com/all-sec-filings. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained free of charge by directing a request to Investor Relations at tadler@biosigtech.com.

No Offer or Solicitation

This press release is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether we will be able to realize the benefits of the transaction described herein, whether shareholder approval of the transaction will be obtained and whether we will be able to maintain compliance with Nasdaq’s listing criteria in connection with the described transaction and otherwise. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in forward-looking statements, see our filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on April 15, 2025. We assume no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

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Press Contact

Johanna Hoopes

streamex@trailrunnerint.com

Investor Relations Contact

BioSig Technologies, Inc.

Investor Relations

12424 Wilshire Blvd Ste 745

Los Angeles, CA 90025

tadler@biosigtech.com

203-409-5444, x104

Henry McPhie

CEO of BioSig, Co-Founder of Streamex

contact@Streamex.com

https://www.streamex.com/

https://x.com/streamex